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                             Exhibit 11.1

                              FemRx, Inc.
                     (A development stage company)
         Statement Regarding Computation of Net Loss Per Share
                 (In thousands, except per share data)
                              (Unaudited)

                                 Three Months Ended     Nine Months Ended
                                    September 30,         September 30,
                                --------------------   --------------------
                                  1996       1995        1996       1995
                                ---------  ---------   ---------  ---------
Net loss                        $ (2,780)  $   (822)   $ (6,272)  $ (1,369)
                                =========  =========   =========  =========


Shares used in computing net loss per share:
      Weighted average shares of
      common stock outstanding     8,837      1,388       6,575      1,366
      SEC staff accounting
      bulletin topic 4D              ---      4,755         ---      4,755
                                ---------  ---------   ---------  ---------
Total shares used in computing
net loss per share                 8,837      6,143       6,575      6,121

Net loss per share              $  (0.31)  $  (0.13)   $  (0.95)  $  (0.22)
                                =========  =========   =========  =========

Shares used in computing supplemental
net loss per share :
      Weighted average shares of
         common stock outstanding  8,837      1,388       6,575      1,366
      Weighted average shares of
         the assumed conversion
         of common stock and
         preferred stock from
         the date of issuance
         that were convered by
         SEC staff accounting
         bulletin topic 4D           ---        184       1,212        125
                                ---------  ---------   ---------  ---------

Total shares used in computing
supplemental net loss per share:   8,837      1,572       7,787      1,491
                                =========  =========   =========  =========

Supplemental net loss per share $  (0.31)  $  (0.52)   $  (0.81)  $  (0.92)
                                =========  =========   =========  =========

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